Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated April 28, 2026 relating to the consolidated financial statements of SunCar Technology Group Inc. and its subsidiaries, as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, appearing in the Annual Report on Form 20-F of SunCar Technology Group Inc. for the year ended December 31, 2025.

/s/ Enrome LLP

Singapore

September 1, 2026

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